Exhibit 10.12

PRESBIA PLC

This Deed of Indemnification (“Deed”), dated as of            2014, is made by and between Presbia PLC, a public limited company incorporated in Ireland (registered number 539137) and having its registered office at Arthur Cox Building, Earlsfort Centre, Earlsfort Terrace, Dublin 2 (the “Company”), and                    (“Indemnitee”).

RECITALS

A. The Company is aware that competent and experienced persons are increasingly reluctant to serve as representatives of corporations unless they are protected by comprehensive liability insurance and indemnification, due to increased exposure to litigation costs and risks resulting from their service to such corporations, and due to the fact that the exposure frequently bears no relationship to the compensation of such representatives;

B. The members of the Board of Directors of the Company (the “Board”) have concluded that to retain and attract talented and experienced individuals to serve as representatives of the Company and its Subsidiaries and Affiliates and to encourage such individuals to take the prudent business risks necessary for the success of the Company and its Subsidiaries and Affiliates, it is necessary for the Company to contractually indemnify certain of its representatives and the representatives of its Subsidiaries and Affiliates, and to assume for itself maximum liability for Expenses and Other Liabilities in connection with claims against such representatives in connection with their service to the Company and its Subsidiaries and Affiliates, To The Maximum Extent Permitted By Law;

C. The articles of association of the Company (the “Articles”) provide that the indemnification provided therein shall not be exclusive and thereby contemplate that agreements may be made with members of the board of directors, secretaries, officers, executives and other persons with respect to indemnification;

D. The Company desires and has requested Indemnitee to serve or continue to serve as a representative of the Company and/or the Subsidiaries or Affiliates of the Company free from undue concern about inappropriate claims for damages arising out of or related to such services to the Company and/or the Subsidiaries or Affiliates of the Company;

E. It is reasonable, prudent and necessary for the Company contractually to obligate itself to indemnify, and to advance expenses on behalf of, such persons To The Maximum Extent Permitted By Law, regardless of any amendment or revocation of the Company’s memorandum of association (the “Memorandum”) or the Articles, so that they will serve or continue to serve the Company and its Subsidiaries free from undue concern that they will not be so indemnified; and

F. This Deed is a supplement to and in furtherance of the indemnification provided in the Articles or other governing documents of the Company and/or its Subsidiaries and any resolutions adopted pursuant thereto, and shall not be deemed a substitute therefor, nor to diminish or abrogate any rights of Indemnitee thereunder.

AGREEMENT

NOW, THEREFORE, the parties hereto, intending to be legally bound, hereby agree as follows:

1. Definitions.

(a) Affiliate. For purposes of this Deed, “Affiliate” of the Company means any corporation, partnership, limited liability company, joint venture, trust or other enterprise in respect of which Indemnitee is or was or will be serving as a director, officer, trustee, manager, member, partner, employee, agent, attorney, consultant, member of the entity’s governing body (whether constituted as a board of directors, board of managers, general partner or otherwise), fiduciary, or in any other similar capacity at the request, election or direction of the Company, and including, but not limited to, any employee benefit plan of the Company or a Subsidiary or Affiliate of the Company.

(b) Change in Control. For purposes of this Deed, “Change in Control” means (i) any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), other than a Subsidiary or a trustee or other fiduciary holding securities under an employee benefit plan of the Company or Subsidiary, is or becomes the “Beneficial Owner” (as defined in Rule 13d-3 under said Act), directly or indirectly, of securities of the Company representing 50% or more of the total voting power represented by the Company’s then outstanding capital stock, or (ii) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board and any new director whose election by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof, or (iii) the stockholders of the Company approve a merger or consolidation of the Company with any other corporation, other than a merger or consolidation that would result in the outstanding capital stock of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into capital stock of the surviving entity) at least 80% of the total voting power represented by the capital stock of the Company or such surviving entity outstanding immediately after such merger or consolidation, or the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company (in one transaction or a series of transactions) of all or substantially all of the Company’s assets.

(c) Expenses. For purposes of this Deed, “Expenses” means all direct and indirect costs of any type or nature whatsoever (including, without limitation, all attorneys’ fees and related disbursements, and other out-of-pocket costs), paid or incurred by Indemnitee in connection with either the investigation, defense or appeal of, or being a witness in, a Proceeding (as defined below), or establishing or enforcing a right to indemnification under this Deed, Section 145 or otherwise; provided, however, that Expenses shall not include any judgments, fines, taxes or penalties or amounts paid in settlement of a Proceeding.

(d) Exchange Act. For purposes of this Deed, “Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended.

(e) Indemnifiable Event. For purposes of this Deed, “Indemnifiable Event” means any event or occurrence related to the scope of Indemnitee’s service for or employment with the Company or any Subsidiary or Affiliate as an Indemnifiable Person (as defined below), or by reason of anything done or not done, or any act or omission, by Indemnitee in any such capacity.

(f) Indemnifiable Person. For the purposes of this Deed, “Indemnifiable Person” means the Indemnitee.

(g) Independent Counsel. For purposes of this Deed, “Independent Counsel” means legal counsel that has not performed services for the Company or Indemnitee in the five years preceding the time in question and that would not, under applicable standards of professional conduct, have a conflict of interest in representing either the Company or Indemnitee.

(h) Other Liabilities. For purposes of this Deed, “Other Liabilities” means any and all liabilities of any type whatsoever (including, but not limited to, judgments, fines, penalties, ERISA (or other benefit plan related) excise taxes or penalties, and amounts paid in settlement and all interest, taxes, assessments and other charges paid or payable in connection with or in respect of any such judgments, fines, ERISA (or other benefit plan related) excise taxes or penalties, or amounts paid in settlement).

(i) Proceeding. For the purposes of this Deed, “Proceeding” means any threatened, pending, or completed action, suit or other proceeding, whether civil, criminal, administrative, investigative, legislative or any other type whatsoever, preliminary, informal or formal, including any arbitration or other alternative dispute resolution and including any appeal of any of the foregoing.

(j) Subsidiary. For purposes of this Deed, “Subsidiary” means any entity of which more than 50% of the outstanding voting securities is owned directly or indirectly by the Company.

(k) To The Maximum Extent Permitted By Law. For the purposes of this Deed, “To The Maximum Extent Permitted By Law” shall include, but not be limited to: (i) to the maximum extent permitted by the provisions of Irish law and/or the Articles or other governing documents of the Company and, as appropriate, its Subsidiaries that authorize, permit or contemplate indemnification by agreement, court action or the corresponding provision of any amendment to or replacement of such provisions; and (ii) to the maximum extent authorized or permitted by any amendments to or replacements of Irish law and/or the Articles or other governing documents of the Company and, as appropriate, its Subsidiaries adopted after the date of this Deed that either increase or decrease the extent to which a company may indemnify its directors, secretaries, officers and executives. The Company agrees to make all reasonable actions to facilitate any application by Indemnitee under section 391 of the Irish Companies Act 1963 (as amended), including any successor provision, (“Section 391”), including without limitation the payment of any costs or expenses incurred by Indemnitee in making such application.

2. Agreement to Serve. The Indemnitee agrees to serve and/or continue to serve as an Indemnifiable Person in the capacity or capacities in which Indemnitee currently serves the Company and/or its Subsidiaries or Affiliates as an Indemnifiable Person, and any additional capacity in which Indemnitee may agree to serve, until such time as Indemnitee’s service in a particular capacity shall end according to the terms of an agreement, the Company’s Certificate of Incorporation or the Articles, governing law, or otherwise. Nothing contained in this Deed is intended to create any right to continued employment or other form of service for the Company or a Subsidiary or Affiliate of the Company by Indemnitee.

3. Mandatory Indemnification.

(a) Agreement to Indemnify. In the event Indemnitee is a person who was or is a party to or witness in or is threatened to be made a party to or witness in any Proceeding by reason of an Indemnifiable Event, the Company shall indemnify Indemnitee from and against any and all Expenses and Other Liabilities incurred by Indemnitee in connection with (including in preparation for) such Proceeding To The Maximum Extent Permitted By Law.

(b) Exception for Amounts Covered by Insurance and Other Sources. Notwithstanding the foregoing, except as provided in Section 3(c), the Company shall not be obligated to indemnify Indemnitee for Expenses or Other Liabilities of any type whatsoever (including, but not limited to judgments, fines, penalties, ERISA excise taxes or penalties and amounts paid in settlement) to the extent such have been paid directly to Indemnitee (or paid directly to a third party on Indemnitee’s behalf) by any directors and officers, or other type, of insurance maintained by the Company or pursuant to other indemnity arrangements with third parties.

4. Partial Indemnification. If Indemnitee is entitled under any provision of this Deed to indemnification by the Company for some or a portion of any Expenses or Other Liabilities but not entitled, however, to indemnification for the total amount of such Expenses or Other Liabilities, the Company shall nevertheless indemnify Indemnitee for such total amount To The Maximum Extent Permitted By Law. In any review or Proceeding to determine the extent of indemnification, the Company shall bear the burden to establish, by clear and convincing evidence, the lack of a successful resolution of a particular claim, issue or matter and which amounts sought in indemnity are allocable to claims, issues or matters which were not successfully resolved.

5. Liability Insurance. So long as Indemnitee shall continue to serve the Company or a Subsidiary or Affiliate of the Company as an Indemnifiable Person and thereafter so long as Indemnitee shall be subject to any possible claim or threatened, pending or completed Proceeding as a result of an Indemnifiable Event, the Company shall To The Maximum Extent Permitted By Law use reasonable efforts to maintain in full force and effect for the benefit of Indemnitee as an insured (a) liability insurance issued by one or more reputable insurers and having the policy amount and deductible deemed appropriate by the Board and providing in all respects coverage at least comparable to and in the same amount as that coverage (whichever is greater) provided to the Chairman of the Board or the Chief Executive Officer of the Company and (b) any replacement or substitute policies issued by one or more reputable insurers providing in all respects coverage at least comparable to and in the same amount as that coverage (whichever is greater) being provided to the Chairman of the Board or the Chief Executive Officer of the Company. The purchase, establishment and maintenance of any such insurance or other arrangements shall not in any way limit or affect the rights and obligations of the Company or of Indemnitee under this Deed except as expressly provided herein, and the execution and delivery of this Deed by the Company and Indemnitee shall not in any way limit or affect the rights and obligations of the Company or the other party or parties thereto under any such insurance or other arrangement.

6. Mandatory Advancement of Expenses.

(a) Advancement. If requested by Indemnitee, the Company shall To The Maximum Extent Permitted By Law advance prior to the final disposition of the Proceeding all Expenses reasonably incurred by Indemnitee in connection with (including in preparation for) a Proceeding related to an Indemnifiable Event. Indemnitee hereby undertakes to repay such amounts advanced if, and only if and to the extent that, it shall ultimately be determined that Indemnitee is not entitled to be indemnified by the Company. The advances to be made hereunder shall be paid by the Company to Indemnitee or directly to a third party designated by Indemnitee within thirty (30) days following delivery of a written request therefor by Indemnitee to the Company. Indemnitee’s undertaking to repay any Expenses advanced to Indemnitee hereunder shall be unsecured and shall not be subject to the accrual or payment of any interest thereon.

(b) Exception. Notwithstanding the provisions of Section 6(a), the Company shall not be obligated to make any further advance of Expenses to Indemnitee if any one of the following determines in good faith that the facts known to them at the time such determination is made demonstrate clearly and convincingly that Indemnitee acted in bad faith: (i) those members of the Board consisting of directors who were not parties to the Proceeding for which a claim is made under this Deed (“Independent Directors”), even though less than a quorum, (ii) a committee of Independent Directors designated by a majority vote of Independent Directors, even though less than a quorum, (iii) Independent Counsel, by written legal opinion, or (iv) a panel of arbitrators (one of whom is selected by the Company, another of whom is selected by Indemnitee and the last of whom is selected by the first two arbitrators so selected). The Company shall have the option to submit the question of whether Indemnitee has acted in bad faith to one of the four alternative decision makers set forth in the preceding sentence and to select the decision maker, but following a favorable determination to Indemnitee rendered by the first decision maker selected, the Company may not submit the matter to another of the named decision makers. If the Company elects to submit the matter to Independent Counsel, such counsel shall be selected by Indemnitee and approved by the Independent Directors or a committee of Independent Directors (which approval may not be unreasonably withheld). Any decision maker so selected shall render a decision within thirty (30) days of such decision maker’s selection (which shall include in the case of Independent Counsel or a panel of arbitrators, when the person or persons acting as such counsel or such panel has or have been selected as provided above).

If a decision is made by the decision maker that Indemnitee acted in bad faith, Indemnitee shall have the right to apply to the Delaware Court of Chancery for the purpose of determining whether Indemnitee has acted in bad faith. This Section 6(b) shall terminate and be of no further force or effect upon a Change in Control of the Company.

7. Notice and Other Indemnification Procedures.

(a) Notification. Promptly after receipt by Indemnitee of notice of the commencement of or the threat of commencement of any Proceeding, Indemnitee shall, if Indemnitee believes that indemnification or advancement of Expenses with respect thereto may be sought from the Company under this Deed, notify the Company of the commencement or threat of commencement thereof. However, a failure so to notify the Company promptly following Indemnitee’s receipt of such notice shall not relieve the Company from any liability that it may have to Indemnitee except to the extent that the Company is materially prejudiced in its defense of such Proceeding as a result of such failure.

(b) Insurance and Other Matters. If, at the time of the receipt of a notice of the commencement of a Proceeding pursuant to Section 7(a) above, the Company has director and officer liability insurance in effect, the Company shall give prompt notice of the commencement of such Proceeding to the issuers in accordance with the procedures set forth in the respective policies. The Company shall thereafter take all reasonable action to cause such insurers to pay, on behalf of Indemnitee, all amounts payable as a result of such Proceeding in accordance with the terms of such insurance policies.

(c) Assumption of Defense. In the event the Company shall be obligated to advance the Expenses for any Proceeding against Indemnitee, the Company, if deemed appropriate by the Company, shall be entitled to assume the defense of such Proceeding as provided herein. Such defense by the Company may include the representation of two or more parties by one attorney or law firm as permitted under the ethical rules and legal requirements related to joint representations. Following delivery of written notice to Indemnitee of the Company’s election to assume the defense of such Proceeding, the approval by Indemnitee (which approval shall not be unreasonably withheld) of counsel designated by the Company and the retention of such counsel by the Company, the Company will not be liable to Indemnitee under this Deed for any fees and expenses of counsel subsequently incurred by Indemnitee with respect to the same Proceeding. If (i) the employment of counsel by Indemnitee has been previously authorized by the Company, (ii) Indemnitee shall have notified the Board in writing that Indemnitee has reasonably concluded that there is likely to be a conflict of interest between the Company and Indemnitee in the conduct of any such defense, or (iii) the Company fails to employ counsel to assume the defense of such Proceeding, the fees and expenses of Indemnitee’s counsel shall be subject to indemnification and/or advancement pursuant to the terms of this Deed. Nothing herein shall prevent Indemnitee from employing counsel for any such Proceeding at Indemnitee’s expense.

(d) Settlement. The Company shall not be liable to indemnify Indemnitee under this Deed or otherwise for any amounts paid in settlement of any Proceeding effected without the Company’s written consent; provided that if a Change in Control has occurred and the Company has not provided such consent, the Company shall submit the terms of such settlement to Independent Counsel and the Company shall be liable for indemnification of Indemnitee for amounts paid in such settlement if Independent Counsel has approved the settlement. Neither the Company nor any Subsidiary or Affiliate shall enter into a settlement of any Proceeding that might result in the imposition of any Expense, Other Liability, penalty, limitation or detriment on Indemnitee, whether indemnifiable under this Deed or otherwise, without Indemnitee’s written consent. Neither the Company nor Indemnitee shall unreasonably withhold consent from any settlement of any Proceeding.

8. Determination of Right to Indemnification.

(a) Success on the Merits or Otherwise. To the extent that Indemnitee has been successful on the merits or otherwise in defense of any Proceeding referred to in Section 3(a) above or in the defense of any claim, issue or matter described therein, the Company shall indemnify Indemnitee against Expenses actually and reasonably incurred in connection therewith.

(b) Indemnification in Other Situations. In the event that Section 8(a) is inapplicable, the Company shall also indemnify Indemnitee To The Maximum Extent Permitted By Law if Indemnitee has not failed to meet the applicable standard of conduct for indemnification.

(c) Forum. Indemnitee shall be entitled to select the forum in which determination of whether or not Indemnitee has met the applicable standard of conduct shall be decided, and such election will be made from among the following:

(1) those members of the Board who are Independent Directors even though less than a quorum;

(2) a committee of Independent Directors designated by a majority vote of Independent Directors, even though less than a quorum; or

(3) Independent Counsel selected by Indemnitee and approved by the Board, which approval may not be unreasonably withheld, which counsel shall make such determination in a written opinion.

If Indemnitee is an officer or a director of the Company at the time that Indemnitee is selecting the forum, then Indemnitee shall not select Independent Counsel as such forum unless there are no Independent Directors or unless the Independent Directors agree to the selection of Independent Counsel as the forum. The selected forum shall be referred to herein as the “Reviewing Party.” Notwithstanding the foregoing, following any Change in Control, the Reviewing Party shall be Independent Counsel selected in the manner provided in (3) above.

(d) Decision Timing and Expenses. As soon as practicable, and in no event later than thirty (30) days after receipt by the Company of written notice of Indemnitee’s choice of forum pursuant to Section 8(c) above, the Company and Indemnitee shall each submit to the Reviewing Party such information as they believe is appropriate for the Reviewing Party to consider. The Reviewing Party shall arrive at its decision within a reasonable period of time following the receipt of all such information from the Company and Indemnitee, but in no event later than thirty (30) days following the receipt of all such information, provided that the time by which the Reviewing Party must reach a decision may be extended by mutual agreement of the Company and Indemnitee. All Expenses associated with the process set forth in this Section 8(d), including but not limited to the Expenses of the Reviewing Party, shall be paid by the Company.

(e) Expenses. The Company shall indemnify Indemnitee To The Maximum Extent Permitted By Law against all Expenses incurred by Indemnitee in connection with any hearing or Proceeding under this Section 8 or under Section 6(b) involving Indemnitee and against all Expenses and Other Liabilities incurred by Indemnitee in connection with any other Proceeding between the Company and Indemnitee involving the interpretation or enforcement of the rights of Indemnitee under this Deed unless a court of competent jurisdiction finds that each of the material claims of Indemnitee in any such Proceeding was frivolous or made in bad faith.

(f) Determination of “Good Faith”. For purposes of any determination of whether Indemnitee acted in “good faith” or acted in “bad faith,” Indemnitee shall be deemed to have acted in good faith or not acted in bad faith if in taking or failing to take the action in question Indemnitee relied on the records or books of account of the Company or a Subsidiary or Affiliate, including financial statements, or on information, opinions, reports or statements provided to Indemnitee by the officers or other employees of the Company or a Subsidiary or Affiliate in the course of their duties, or on the advice of legal counsel for the Company or a Subsidiary or Affiliate, or on information or records given or reports made to the Company or a Subsidiary or Affiliate by an independent certified public accountant or by an appraiser or other expert selected by the Company or a Subsidiary or Affiliate, or by any other person (including legal counsel, accountants and financial advisors) as to matters Indemnitee reasonably believes are within such other person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Company or a Subsidiary or Affiliate. In connection with any determination as to whether Indemnitee is entitled to be indemnified hereunder, or to advancement of expenses, the Reviewing Party, decision maker pursuant to Section 6(b) or court shall presume that Indemnitee has satisfied the applicable standard of conduct and is entitled to indemnification or advancement of Expenses, as the case may be, and the burden of proof shall be on the Company to establish, by clear and convincing evidence, that Indemnitee is not so entitled. The provisions of this Section 8(g) shall not be deemed to be exclusive or to limit in any way the other circumstances in which Indemnitee may be deemed to have met the applicable standard of conduct set forth in this Deed. In addition, the knowledge and/or actions, or failures to act, of any other person serving the Company or a Subsidiary or Affiliate as an Indemnifiable Person shall not be imputed to Indemnitee for purposes of determining the right to indemnification hereunder.

9. Exceptions. Any other provision herein to the contrary notwithstanding,

(a) Claims Initiated by Indemnitee. The Company shall not be obligated pursuant to the terms of this Deed to indemnify or advance Expenses to Indemnitee with respect to Proceedings or claims initiated or brought voluntarily by Indemnitee and not by way of defense, except (i) with respect to Proceedings brought to establish or enforce a right to indemnification under this Deed, any other statute or law, as permitted under Section 145, or otherwise, (ii) where the Board has consented to the initiation of such Proceeding, or (iii) with respect to Proceedings brought to discharge Indemnitee’s fiduciary responsibilities, whether under ERISA or otherwise, but such indemnification or advancement of Expenses may be provided by the Company in specific cases if the Board finds it to be appropriate; or

(b) Actions Based on U.S. Federal Statutes Regarding Profit Recovery and Return of Bonus Payments. The Company shall not be obligated pursuant to the terms of this Deed to indemnify Indemnitee on account of (i) any suit in which judgment is rendered against Indemnitee for an accounting of profits made from the purchase or sale by Indemnitee of securities of the Company pursuant to the provisions of Section 16(b) of the Exchange Act and amendments thereto or similar provisions of any U.S. federal, state or local statutory law, or (ii) any reimbursement of the Company by the Indemnitee of any bonus or other incentive-based or equity-based compensation or of any profits realized by the Indemnitee from the sale of securities of the Company, as required in each case under the Exchange Act (including any such reimbursements that arise from an accounting restatement of the Company pursuant to Section 304 of the U.S. Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) or the payment to the Company of profits arising from the purchase and sale by Indemnitee of securities in violation of Section 306 of the Sarbanes-Oxley Act) or under the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010; or

(c) Unlawful Indemnification. The Company shall not be obligated pursuant to the terms of this Deed to indemnify Indemnitee for Other Liabilities if such indemnification is prohibited by law or public policy.

10. Non-exclusivity. The provisions for indemnification and advancement of Expenses set forth in this Deed shall not be deemed exclusive of any other rights which Indemnitee may have To The Maximum Extent Permitted By Law under any provision of law, the Company’s Certificate of Incorporation or the Memorandum or the Articles, any bylaws, the vote of the Company’s stockholders or disinterested directors, other agreements, or otherwise, both as to acts or omissions in his or her official capacity and to acts or omissions in another capacity while serving the Company or a Subsidiary or Affiliate as an Indemnifiable Person and Indemnitee’s rights hereunder shall continue after Indemnitee has ceased serving the Company or a Subsidiary or Affiliate as an Indemnifiable Person and shall inure to the benefit of the heirs, executors and administrators of Indemnitee.

11. Severability. If any provision or provisions of this Deed shall be held to be invalid, illegal or unenforceable for any reason whatsoever, the validity, legality and enforceability of the remaining provisions of the Deed (including, without limitation, all portions of any paragraphs of this Deed containing any such provision held to be invalid, illegal or unenforceable, that are not themselves invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby.

12. Modification and Waiver. No supplement, modification or amendment of this Deed shall be binding unless executed in writing by both of the parties hereto. No waiver of any of the provisions of this Deed shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar) and except as expressly provided herein, no such waiver shall constitute a continuing waiver.

13. Successors and Assigns. The terms of this Deed shall bind, and shall inure to the benefit of, the successors and assigns of the parties hereto.

14. Notice. All notices, requests, demands and other communications under this Deed shall be in writing and shall be deemed duly given (a) if delivered by hand and a receipt is provided by the party to whom such communication is delivered, (b) if mailed by certified or registered mail with postage prepaid, return receipt requested, on the signing by the recipient of an acknowledgement of receipt form accompanying delivery through the U.S. mail, (c) personal service by a process server, or (d) delivery to the recipient’s address by overnight delivery (e.g., FedEx, UPS or DHL) or other commercial delivery service. Addresses for notice to either party are as shown on the signature page of this Deed, or as subsequently modified by written notice complying with the provisions of this Section 14. Delivery of communications to the Company with respect to this Deed shall be sent to the attention of the Company’s Chief Executive Officer.

15. No Presumptions. For purposes of this Deed, the termination of any Proceeding, by judgment, order, settlement (whether with or without court approval) or conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that Indemnitee did not meet any particular standard of conduct or have any particular belief or that a court has determined that indemnification is not permitted by applicable law or otherwise. In addition, neither the failure of the Company or a Reviewing Party or one of the decision makers described in Section 6(b) to have made a determination as to whether Indemnitee has met any particular standard of conduct or had any particular belief, nor an actual determination by the Company including a determination pursuant to Section 6(b), or a Reviewing Party that Indemnitee has not met such standard of conduct or did not have such belief, prior to the commencement of Proceedings by Indemnitee to secure a judicial determination by exercising Indemnitee’s rights under Section 6(b) or 8(e) of this Deed shall be a defense to Indemnitee’s claim or create a presumption that Indemnitee has failed to meet any particular standard of conduct or did not have any particular belief or is not entitled to indemnification under applicable law or otherwise.

16. Survival of Rights. The rights conferred on Indemnitee by this Deed shall continue after Indemnitee has ceased to serve the Company or a Subsidiary or Affiliate of the Company as an Indemnifiable Person and shall inure to the benefit of Indemnitee’s heirs, executors and administrators.

17. Subrogation and Contribution. Except as otherwise expressly provided in this Deed:

(a) In the event of payment under this Deed, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee, who shall execute all documents required and shall do all acts that may be necessary to secure such rights and to enable the Company effectively to bring suit to enforce such rights.

(b) To the fullest extent permissible under applicable law, if the indemnification provided for in this Deed is unavailable to Indemnitee for any reason whatsoever, the Company, in lieu of indemnifying Indemnitee, shall contribute to the amount incurred by or on behalf of Indemnitee, whether for judgments, fines, penalties, excise taxes, amounts paid or to be paid in settlement and/or for Expenses, in connection with any claim relating to an indemnifiable event under this Deed, in such proportion as is deemed fair and reasonable in light of all of the circumstances of such Proceeding in order to reflect (i) the relative benefits received by the Company and Indemnitee as a result of the event(s) and/or transaction(s) giving cause to such Proceeding; and/or (ii) the relative fault of the Company (and its directors, officers, employees and agents) and Indemnitee in connection with such event(s) and/or transaction(s).

18. Specific Performance, Etc. The parties recognize that if any provision of this Deed is violated by the Company, Indemnitee may be without an adequate remedy at law. Accordingly, in the event of any such violation, Indemnitee shall be entitled, if Indemnitee so elects, to institute Proceedings, either in law or at equity, to obtain damages, to enforce specific performance, to enjoin such violation, or to obtain any relief or any combination of the foregoing as Indemnitee may elect to pursue.

19. Exclusions. In addition to and notwithstanding any other provision of this Agreement to the contrary, the Company shall not be obliged to under this Agreement to make any payment pursuant to this Agreement for which payment is expressly prohibited by law (including, with respect to any director or secretary of the Company, in respect of any liability expressly prohibited from being indemnified pursuant to section 200 of the Irish Companies Act 1963 (as amended)), but (i) in no way limiting any rights under section 391 of the Irish Companies Act 1963 (as amended), and (ii) to the extent any such limitations or prescriptions are amended or determined by a court of a competent jurisdictions to be void or inapplicable, or relief to the contrary is granted, then the Indemnitee shall receive the greatest rights then available under law.

20. Counterparts. This Deed may be executed in counterparts (including counterparts with electronic signatures), each of which shall for all purposes be deemed to be an original but all of which together shall constitute one and the same agreement. Only one such counterpart signed by the party against whom enforceability is sought needs to be produced to evidence the existence of this Deed.

21. Headings. The headings of the sections and paragraphs of this Deed are inserted for convenience only and shall not be deemed to constitute part of this Deed or to affect the construction or interpretation thereof.

22. Governing Law. This Deed shall be governed exclusively by and construed according to the laws of Ireland applicable to contracts made and to be performed in such State without giving effect to its principles of conflicts of laws.

23. Consent to Jurisdiction. The Company and Indemnitee each hereby irrevocably consent to the jurisdiction of the courts of the State of Delaware for all purposes in connection with any Proceeding which arises out of or relates to this Deed.

24. Effective Date. This Deed shall be effective as of            2014 (the “Effective Date”).

25. Entire Agreement. This Deed and the documents referred to herein constitute the entire agreement and understanding of the parties with respect to the subject matter of this Deed, and, upon the Effective Date, this Deed and the documents referred to herein supersede any and all prior understandings and agreements, whether oral or written, between or among the parties hereto with respect to the specific subject matter hereof.

The parties hereto have entered into this Deed of Indemnification on the date first set forth above but effective as of the Effective Date.

GIVEN under the COMMON SEAL of

PRESBIA PLC

and DELIVERED as a DEED:

Director

Director/Secretary

Signature of witness:

Name:

Address:

Occupation:

SIGNED AND DELIVERED AS A DEED

by [INDEMNITEE]

in the presence of:

Signature

Signature of witness:

Name:

Address:

Occupation: